House Lease Agreement

Lessor (Party A): Zibo Drug Purchasing & Supply Station of Shandong Province
Lessee (Party B): Zibo Hongmao Pharmaceutical Sales Co., Ltd.

Based on the principles of mutual benefit, friendly cooperation and co-development, Party A and Party B have entered the following Agreement on leasing office building:
I.	Party A rents three rooms in the first floor of east building of the storage building to Party B for using and the lease term is 12 months.
II.	The annual rent and payment method: The annual rent is RMB 7,800, which shall be settled one time every half year. If Party B delays to pay the rent, Party A has the right to terminate the contract.
III.	Party B shall guarantee that the leased house cannot be damaged and the expenses of normal maintenance shall be assumed by Party A (excluding the damage caused by human).
IV.
Party B only has the use right to the leased house and shall not sublease or use for other purpose. Party B shall not store dangerous and toxic or deleterious substances in the room. Party B shall assist in Party A maintaining the security of the office building.

V.	Party B shall abide by the management of Party A’s doorkeeper and Party A shall not interfere with Party B’s normal work.
VI.	The period of validity is 12 months (from January 1, 2011 to December 31, 2011). If Party B needs to extend or terminate the Agreement, it shall notify Party A one month in advance.
VII.	The water and electricity charges shall be paid by Party B according to the actual consumption and it shall be settled one time every quarter.
VIII.	Matters unmentioned here shall be solved by both parties through negotiation.
IX.	The Agreement has two copies, with both parties holding one respectively, and it shall take effect after being signed.

Party A: Zibo Drug Purchasing & Supply Station of Shandong Province	Party B: Zibo Hongmao Pharmaceutical Sales Co., Ltd.
Signature of principal: Wang Xintong	Signature of principal: Chen Hongsheng
January 1, 2011